Exhibit 23.1

CONSENT OF TODD BONSALL

The undersigned hereby states as follows:

I, Todd Bonsall, reviewed and approved the disclosure of scientific and technical information regarding exploration results for the Yerington Copper Project for Lion Copper and Gold Corp. (the "Company"), portions of which are summarized in the Amendment No.1 to Annual Report on Form 10-K for the year ended December 31, 2023 (the "Form 10-K").

I hereby consent to the incorporation by reference to my name as set forth in the Form 10-K.

/s/ Todd Bonsall
Name: Todd Bonsall

Date: December 26, 2024